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                                                                    EXHIBIT 10.1


                                    FORM OF
                        STAY PAY and SEVERANCE AGREEMENT


         THIS Stay Pay and Severance Agreement ("Agreement") dated as of June 6, 1996 is by and between Argo-Tech Corporation, a Delaware corporation (the "Company") and [name of executive] (the "Executive").


                              W I T N E S S E T H:

         WHEREAS, the Executive is a senior executive of the Company and has made, and is expected to continue to make, major contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, the Company desires to assure itself of both present and future continuity of management and desires to establish conditions for the payment of certain special compensation payments intended to induce the Executive to remain in the employ of the Company;

         WHEREAS, the Executive is willing to continue in the employ of the Company on the terms and subject to the conditions set forth in this Agreement;

         NOW THEREFORE, the Company and the Executive agree as follows:

         1. Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication requires otherwise:

         (a)     "Cause" shall mean one or more of the following:

                 (i) the knowing commission in the course of the Executive's employment of any act of fraud, embezzlement or theft in connection with Executive's duties or in the course of Executive's employment;

                 (ii) conviction of a felony (from which, through lapse of time or otherwise, no successful appeal shall have been made), whether or not committed in the course of the Executive's employment;

                 (iii) the willful refusal to carry out reasonable instructions of the Chairman of the Board of Directors of the Company (or, in the case of the Chairman of the Board, the reasonable instructions of the Board) which has a material adverse effect upon the Company; and




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                 (iv)     the willful disclosure of any trade secrets or
                          confidential corporate information to persons not authorized to know same.


         Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors of the Company (the "Board") then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive had committed an act set forth above in this Section 1(a)(i) through
         (iv), inclusive, and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

         (b) A "Change in Control" shall have occurred if any of the following events shall occur:

                 (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of "Voting Stock" (as that term is hereafter defined) of the Company immediately prior to such transaction;

                 (ii) A majority of the Company's Voting Stock is transferred to a corporation or other legal person other than the current holders of the Company's Voting Stock;

                 (iii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                 (iv) If there is a report filed on Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 (the "Act"), disclosing that any person (under Section 13(d)(3) or Section 14(d)(2) of the Act) has become the beneficial owner (under Rule 13d-3) of securities representing 20% or more of the then outstanding Voting Stock of the Company; or





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                 (v)      The Company shall file a report or proxy statement
                          with the SEC pursuant to the Act disclosing under
                          Item 1 of Form 8-K thereunder or Item 6(e) of
                          Schedule 14A thereunder (or any successor schedule, etc.) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

                 Anything in this subsection 1(b) to the contrary notwithstanding, a Change in Control shall not be deemed to occur because (A) an entity in which the Company directly or indirectly controls a majority of the voting securities, (B) any Company sponsored employee stock ownership plan or employee benefit plan (or entity holding voting shares pursuant to such plan) or (C) former and current employees of the Company either directly or indirectly or both own a majority of the Voting Stock of the Company.

                 For the purpose of this Section 1(b), a corporation controlled by a corporate holder of Voting Stock shall be deemed to be the same holder of Voting Stock. A legal person with respect to which a holder of Voting Stock could make a "Permitted Disposition" pursuant to Section 3.01 of that certain 1994 Stockholders' Agreement dated May 17, 1994 among certain of the holders of Voting Stock shall be deemed to be the same holder of Voting Stock.

         (c) "Voting Stock" shall mean the Company's Class A, B and C Common Stock, par value $0.01.

         2. Stay Payment. In the event a Change in Control occurs and the Executive remains employed by the Company on a full time basis through the effective date of the Change in Control, the Company shall pay to the Executive, in a single lump sum within thirty (30) days of such effective date, an amount (such amount being called the "Stay Payment") equal to twenty-five percent of the sum of:

         (a) an amount equal to the highest annual base salary received by the Executive during the five (5) year period immediately preceding such effective date; and

         (b) the amount of the highest "bonus" or "incentive payment" paid to the Executive during the five (5) year period immediately preceding the date of such Change in Control.

         The Stay Payment is initiated to induce the Executive to remain in the full-time employ of the Company during the pendency of a Change in Control and is in addition to the "Basic Severance Payment" and the "Additional Severance Payment" (as such terms are hereinafter defined).





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         3.      Basic Severance Payment.  In the event the Executive's
full-time employment with the Company is terminated by the Company without Cause, either before or after a Change in Control, the Company will pay the Executive, in a single lump sum to be paid within thirty (30) days following termination, an amount (such amount being called the "Basic Severance Payment") equal to the sum of:

         (a) an amount equal to the highest annual base salary received by the Executive during the five (5) year period immediately preceding the date of termination; and

         (b) the amount of the highest "bonus" or "incentive payment" paid to the Executive during the five (5) year period immediately preceding the date of termination.

         Anything in this Agreement to the contrary notwithstanding, a voluntary termination of employment by the Executive following:

         (x) a reduction of five percent (5%) or more in the Executive's base salary which is not the result of a policy or decision of the Company generally to reduce the level of base salaries of a substantial number of officers or employees of the Company; or

         (y) the Executive's ceasing to be employed in a position with the Company which involves at least substantially the same level of responsibilities or duties as those performed by Executive on the date hereof, shall be deemed to be an involuntary termination without Cause.

         4. Additional Severance Payment After Change in Control. In the event a Change in Control occurs and, within the six-month period following the effective date of such Change in Control, the Executive's full-time employment with the Company is terminated by the Company without Cause, or the Executive voluntarily terminates employment under the circumstances set out in the last paragraph of Section 3 above, the Company will pay to the Executive, in addition to the Basic Severance Payment and the Stay Payment, amounts equal to the amounts of base salary Executive would have received had Executive continued to be employed by the Company at the rate of base salary at which the Executive had been employed during the month preceding such termination, to be paid at the same intervals as such amounts had been paid prior to such termination, such payments to cease upon the sixth month anniversary of the effective date of such Change in Control (any partial period being paid pro-rata; such amount to be paid pursuant to this Section 4 being referred to as the "Additional Severance Payment").

         The Additional Severance Payment is to be in addition to the Basic Severance Payment and the Stay Payment.





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         5.      Benefits.  In the event that Executive's full-time employment with the Company is terminated by the Company without Cause, or the Executive voluntarily terminates employment under the circumstances set out in the last paragraph of Section 3 above, either before or after a Change in Control, the Company shall arrange to provide Executive, during a period of twelve (12) months following the termination, with group and/or executive life, health, medical/hospital, dental and vision insurance benefits (the "Insurance Benefits") substantially similar to those which Executive was receiving or entitled to receive immediately prior to the date of termination (and if and to the extent that such Insurance Benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any successor to the business of the Company, then the Company shall itself pay or provide for the payment to Executive, Executive's dependents and beneficiaries, of such Insurance Benefits). Without otherwise limiting the purposes or effect of
Section 6 hereof, Insurance Benefits payable to Executive pursuant to this
Section 5 shall be reduced to the extent comparable Insurance Benefits are actually received by Executive from another employer during the twelve (12) month period covered by this Section 5.

         6. No Set-Off. There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

         7. Taxes. The Executive shall be responsible for the payment of all taxes imposed upon the payments made, or benefits received, hereunder. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         8. Interest on Overdue Payments. Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest equal to eighteen percent (18%) per annum.

         9. Termination. In the event the Executive's full-time employment with the Company terminates without any of the events described in Sections 2, 3, 4 or 5 having occurred, no amounts shall be due hereunder and this Agreement shall thereupon terminate.

         10. No Mitigation Obligation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly set forth in Section 5 hereof.

         11. Deferred Compensation. In the event a portion of the Executive's compensation has been deferred pursuant to any deferred compensation plan or arrangement, such deferred portion shall be included in the Executive's base salary or "bonus" or "incentive payment" for the period with respect to which the compensation was deferred.





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         12.     Legal Fees and Expenses.  It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of Executive's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision hereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid.

         13. Employment Rights. Nothing either expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company either prior to or after any Change in Control.

         14. Successors and Binding Agreement. (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.





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         (b)     This Agreement shall inure to the benefit of and be
enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 14(a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 14(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         (d) The Company and the Executive recognize that neither party will have an adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

         15. Notice. For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

         17. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

         18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach





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by the other party hereto or compliance with any condition or provision of this
Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         [20.    Prior Agreement.  This Agreement is not intended to supersede that certain letter agreement dated [date of prior agreement] accepted by Executive [date of acceptance] (the "Employment Agreement") between the Executive and the Company. Any payments required hereunder shall be in addition to those required thereunder.][appears only in Michael S. Lipscomb and Paul R. Keen's Stay Pay and Severance Agreements]

         21. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 (or any successor thereto) of the Internal Revenue Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no Gross-Up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) The Company and the Executive shall each cooperate with each other in connection with the determination of the amount of Gross-Up Payment provided for in Subsection 21(a) hereof. Such cooperation shall include without limitation providing the other party access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, that are reasonably requested by the other party.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      ARGO-TECH CORPORATION


                                      By: /s/ Paul R. Keen
                                          -------------------------------------



                                          -------------------------------------

                                          [name of executive]





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